As filed with the Securities and Exchange Commission on December 10, 2021.	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

INTERLINK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State of other jurisdiction of incorporation or organization)	77-0056625 (I.R.S. Employer Identification No.)

1 Jenner, Suite 200

Irvine, California 92618 (805) 484-8855

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven N. Bronson

Chief Executive Officer

Interlink Electronics, Inc.

1 Jenner, Suite 200

Irvine, California 92618

(805) 484-8855

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copy to:

John J. McIlvery, Esq.

Stubbs Alderton & Markiles, LLP

15260 Ventura Boulevard, 20th Floor

Sherman Oaks, California 91403

(818) 444-4500

Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” “and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)(2)	Proposed maximum offering price per security (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share, issuable upon conversion of 8.00% Series A Convertible Preferred Stock	400,000 shares	$9.69	$3,876,000	$359.31
(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the $9.90 (high) and $9.48 (low) sale prices of the registrant’s common stock as reported on The Nasdaq Capital Market on December 6, 2021.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”) or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 10, 2021

PROSPECTUS

INTERLINK ELECTRONICS, INC.

400,000 Shares

Common Stock

This prospectus relates to the offer and sale from time to time of up to an aggregate of 400,000 shares of our common stock by the selling stockholders identified in this prospectus or a supplement hereto. These shares consist of shares of our common stock that we issued to the selling stockholders upon conversion of our 8.00% Series A Convertible Preferred Stock.

This prospectus describes the general manner in which the shares of common stock may be offered and sold by the selling stockholders. If necessary, the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

We are not offering any shares of common stock for sale under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby.

Our common stock is traded on The Nasdaq Capital Market under the symbol “LINK.” On December 7, 2021, the last reported sale price of our common stock on The Nasdaq Capital Market was $10.10.

Investing in our common stock involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our common stock. See “Where You Can Find More Information” below.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               .

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. This prospectus may be used only in connection with the resale by the selling stockholders of up to an aggregate of 400,000 shares of common stock in one or more offerings.

The registration statement of which this prospectus is a part is being filed in accordance with the registration rights agreement, dated as of October 22, 2021, by and among Interlink Electronics, Inc. and the selling stockholders party thereto. Pursuant to the registration rights agreement, we have agreed to indemnify and hold harmless, to the extent permitted by law, each of the selling stockholders party to the registration rights agreement and each of such selling stockholder’s officers, directors, members, managers, employees and agents, successors and assigns, and each other person, if any, who controls such selling stockholder within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), from and against certain losses, claims, damages and liabilities, including certain liabilities under the Securities Act.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and the information incorporated herein by reference include trademarks, services marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectuses are the property of their respective owners.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” and “Interlink” refer to Interlink Electronics, Inc. and its subsidiaries.

INTERLINK ELECTRONICS, INC.

Interlink Electronics, Inc. designs, develops, manufactures and sells a range of force-sensing technologies that incorporate our proprietary materials technology, firmware and software into a portfolio of standard products and custom solutions. These include sensor components, subassemblies, modules and products that support effective, efficient cursor control and novel three-dimensional user inputs. Our Human Machine Interface (“HMI”) technology platforms are deployed in a wide range of markets including consumer electronics, automotive, industrial, and medical. The application of our HMI technology platforms includes vehicle entry, vehicle multi-media control interface, rugged touch controls, presence detection, collision detection, speed and torque controls, biological monitoring and others.

Interlink has been a leader in the printed electronics industry for over 30 years with the commercialization of our patented Force-Sensing Resistor (“FSR®”) technology that has enabled rugged and reliable HMI solutions. Our solutions have focused on handheld user input, menu navigation, cursor control, and other intuitive interface technologies for the world’s top electronics manufacturers.

We invented FSR® technology and pioneered commercialization of printed electronics manufacturing, paving the way for industry-wide adoption of force sensing technology. Our extensive knowledge and experience with this technology, along with the firmware we incorporate in our HMI solutions, differentiates us from other providers of HMI solutions. We, along with our customers, incorporate our FSR and force sensing sensors and modules into end user products. Our sensors and modules are used in electronics devices and systems where user input must be converted into useful output data. Our force sensing technology solution platforms enabled industry-first implementations in gaming, smartphone, rugged notebook, automotive cockpit and automotive entry applications. Consumer and end-user demand for enhanced user experience is driving the need for innovative multi-modal HMI technologies and applications. Force sensing input provides a critical novel modality that drives a paradigm shift in HMI.

Market requirements for innovative solutions that enable smaller, thinner devices, lower power consumption, highly refined designs, better navigation and more intuitive usability in all environments, are also driving increased demand for our products. Industry is moving towards the use of multi-modal HMI in the home, industrial, medical and automotive spaces. Interlink delivers cutting edge, high performance HMI solutions for customers who wish to replace outdated switches and knobs in these environments.

Significant market opportunities are rapidly emerging for us to improve upon the functionality of standard capacitive sensors which are widely available and competitively priced. Inadvertent activation, where users unintentionally activate a control, is a common problem with capacitive technology. In contrast, force sensing solutions require a deliberate application of force to operate. We have had recent success in using our force sensing solutions in combination with capacitive technologies to minimize the latter’s performance issues, enabling force sensing solutions to complement competitive technologies and provide hybrid solutions and open up new opportunities for growth. We continue to simultaneously expand our standard product portfolio and develop new technology platforms to grow existing markets and capture emerging markets. This portfolio expansion will incorporate other complimentary sensing technologies. This broader portfolio of technologies will allow us to use our expertise in integrating multiple sensing technologies for applications in the rapidly growing Internet-of-Things (“IoT”).

Interlink serves our world-wide customer base from our corporate headquarters in Irvine, California (Orange County area) and from our facility in Camarillo, California (Ventura County). In May of this year, we established a Global Product Development and Materials Science Center in our existing Camarillo footprint. This facility includes a state-of-the-art printed electronics development laboratory as well as materials science lab. The engineering team based in this center works with our US and global customers on developing, engineering, prototyping and implementing our advanced HMI solutions. We also maintain a small embedded software and IoT application development center in Singapore. We manufacture all our products in our printed electronics manufacturing facility in Shenzhen, China, which has been in operation since 2006. In addition, we maintain a global distribution and logistics center in Hong Kong, a technical sales office in Japan, and several manufacturer representatives and distributors in strategic locations in our key markets, all of which allows us to support our global customer base. We sell our products in a wide range of markets, including consumer electronics, automotive, industrial and medical. Our customers are some of the world’s largest companies and most recognizable brands.

We were incorporated in California on February 27, 1985. On July 10, 1996, we re-incorporated into a Delaware corporation and, on July 20, 2012, we again changed our domicile from Delaware to Nevada by completing a merger with a newly formed Nevada corporation named Interlink Electronics, Inc.

Our principal executive office is located at 1 Jenner, Suite 200, Irvine, California 92618 and our telephone number is (805) 484-8855. Our website address is www.interlinkelectronics.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements include, but are not limited to, those concerning the following:

•	the impact of the coronavirus or COVID-19 pandemic on our worldwide operations and those of our business partners;

•	our ability to fund our planned operations and implement our business plan;

•	our future financial and operating results;

•	our plans regarding the use of proceeds from our equity financings and the expected duration of our capital resources;

•	our plans regarding future financings;

•	our hiring plans;

•	our business strategy;

•	our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;

•	our dependence on growth in our customers’ businesses;

•	the effects of market conditions on our stock price and operating results;

•	our ability to maintain our competitive technological advantages against competitors in our industry and the related costs associated with defending intellectual property infringement and other claims;

•	our ability to timely and effectively adapt our existing technology and have our technology solutions gain market acceptance;

•	our ability to introduce new products and bring them to market in a timely manner;

•	our ability to maintain, protect and enhance our intellectual property;

•	our expectations concerning our relationships with our customers and other third parties and our customers’ relationships with their manufacturers;

•	the attraction and retention of qualified employees and key personnel;

•	the effects of increased competition in our market and our ability to compete effectively;

•	future acquisitions of or investments in complementary companies or technologies; and

•	our ability to comply with evolving legal standards and regulations, particularly concerning requirements for being a public company and United States export regulations.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will”, “would” as well as similar expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to reflect facts and circumstances after the date of this prospectus. Before deciding to purchase our securities, you should carefully read both this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 30,000,000 shares of common stock, $0.001 par value, and 1,000,000 shares of preferred stock, $0.01 par value, of which 200,000 preferred shares are designated as 8.00% Series A Convertible Preferred Stock. As of December 7, 2021, there were 6,602,498 shares of common stock outstanding and 200,000 shares of preferred stock outstanding, all of which are Series A Preferred Stock.

The following summary description of our capital stock is based on the provisions of our articles of incorporation, bylaws and the applicable provisions of the Nevada Revised Statutes. This information is qualified entirely by reference to the applicable provisions of our articles of incorporation, bylaws and the Nevada Revised Statutes. For information on how to obtain copies of our articles of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available. Upon our liquidation, dissolution, or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then-outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. Shares of our common stock outstanding, and to be issued, are, and will be, fully paid and non-assessable. Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

Generally

Pursuant to our articles of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of The Nasdaq Stock Market), to designate and issue from time to time up to 1,000,000 shares of preferred stock in one or more series. Our board of directors may determine the powers, designations, preferences, and relative participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series. Shares of our preferred stock, if issued, will be fully paid and non-assessable.

We will fix the designations, powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series, including:

•	the title and stated value;

•	the number of shares of such series;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The Nevada Revised Statutes provide that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our articles of incorporation if the amendment would change the par value or, unless the articles of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Series A Preferred Stock

Pursuant to a Certificate of Designations, Preferences, Limitations, Restrictions and Relative Rights of Series A Preferred Stock (the “Certificate of Designation”) filed with the Secretary of State of the State of Nevada, as amended, our board of directors has designated 200,000 shares of our authorized preferred stock as 8.00% Series A Convertible Preferred Stock, with a liquidation preference equal to the greater of $25.00 per share plus any accrued and unpaid dividends, and such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into our common stock immediately prior to a “Deemed Liquidation Event”, defined in the Certificate of Designation as, unless the holders of a majority of then-outstanding shares of Series A Preferred Stock elect otherwise by written consent to the Corporation delivered at least 7 days prior to the effective date of such event: (a) any reorganization, merger or consolidation of the Corporation, other than a transaction or series of related transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total outstanding voting securities of the Corporation or such other surviving or resulting entity, or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation. The Certificate of Designation further establishes the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series A Preferred Stock.

Under the terms of the Certificate of Designation, dividends on the Series A Preferred Stock accrue daily and will be cumulative from the first day of the calendar month in which they are issued, and shall be payable monthly in arrears on the 15th day of each calendar month, when, as and if declared by our board of directors, at the rate of 8.0% per annum of its liquidation preference, which is equivalent to $2.00 per annum per share.

Each share of Series A Preferred Stock is convertible into shares of our common stock at a conversion price of $12.50 per common share, or 2.0 shares of our common stock, at any time at the option of the holder, subject to certain customary adjustments as described later in the Certificate of Designation (the “Conversion Price”). We may elect to automatically convert some or all of the Series A Preferred Stock into shares of our common stock at any time on or after April 22, 2022 if the closing price of the common stock equals or exceeds $15.00 (120% of the initial Conversion Price) for at least 20 out of 30 consecutive trading days ending within five trading days prior to the notice of automatic conversion (the “Market Trigger”).

The Series A Preferred Stock will not be redeemable before April 22, 2022 except as described below upon the occurrence of a “Fundamental Change”, defined in the Certificate of Designation as (a) the acquisition by any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock corporation, trust, limited liability corporation, unincorporated organization or government or any agency or political subdivision thereof (a “Person” or “Persons”) (other than any “Permitted Holder”(s), defined as each of Steven N. Bronson and any Person controlled (as defined under Rule 405 of the Securities Act of 1933, as amended) by Steven N. Bronson), of more than fifty percent (50%) of the Corporation’s voting stock, (b) the acquisition by any Permitted Holder(s) of more than eighty percent (80%) of the Corporation’s voting stock, or (c) a Deemed Liquidation Event. We may redeem, at our option, the Series A Preferred Stock, in whole or in part, at a cash redemption price of $27.50 plus accrued and unpaid dividends beginning April 22, 2022 through October 21, 2023, at a cash redemption price of $28.125 plus accrued and unpaid dividends beginning October 22, 2023 through October 21, 2024, and, at a cash redemption price of $28.75 plus accrued and unpaid dividends beginning October 22, 2024. If we exercise the foregoing redemption right, holders of the Series A Preferred Stock will have the right to convert such shares into shares of our common stock at the Conversion Price until the redemption date specified in the redemption notice delivered by the Company. However, at any time within sixty (60) days after the occurrence of a Fundamental Change, we may redeem, at our option, the Series A Preferred Stock, in whole or in part, at a cash redemption price of $27.50 plus accrued and unpaid dividends if the redemption date occurs from October 22, 2022 through October 21, 2023, at a cash redemption price of $28.125 plus accrued and unpaid dividends if the redemption date occurs from October 22, 2023 through October 21, 2024, and at a cash redemption price of $28.75 plus accrued and unpaid dividends, if the redemption date occurs on and after October 22, 2024. If we exercise the foregoing redemption right, holders of the Series A Preferred Stock will have the right to convert such shares into shares of our common stock at the Conversion Price after the Fundamental Change but prior to the redemption date specified in the redemption notice delivered by the Company.

Holders of the Series A Convertible Preferred Stock generally have no voting rights.

The Series A Convertible Preferred Stock has no stated maturity, is not subject to any sinking fund, and will remain outstanding indefinitely unless a holder chooses to convert the Series A Preferred Stock into shares of our common stock, or we elect to automatically convert it into shares of our common stock upon a Market Trigger, on or after April 22, 2022 if we elect to redeem it, or within sixty (60) days after a Fundamental Change occurs.

Anti-takeover Effects of Provisions of Charter Documents and Nevada Law

Our articles of incorporation and bylaws contain provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions and certain provisions of Nevada law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated Preferred Stock. As discussed above under “Preferred Stock,” our board of directors will have the ability to designate and issue preferred stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.

Limits on Ability of Stockholders to Call a Special Meeting. Our articles of incorporation provide that special meetings of the stockholders may be called only by our board of directors, by majority vote, or by any stockholder or group of stockholders who own and have the right to vote more than 25% of our issued and outstanding securities, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Nevada Law. Nevada has enacted the following legislation that may deter or frustrate takeovers of Nevada corporations:

The Nevada Revised Statutes expressly permit our board, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on the employees, customers, suppliers, and other of our constituencies, and on the communities and geographical areas in which we operate. Our board may also consider the amount of consideration being offered in relation to the then current market price for our outstanding shares of capital stock and our then current value in a freely negotiated transaction.

We are subject to the Nevada control share acquisitions statute. This statute is designed to afford stockholders of public corporations in Nevada protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested stockholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power. Under certain circumstances, the statute permits the acquiring person to call a special stockholders meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances.

The provisions of Nevada law and the provisions of our articles of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Limited. The transfer agent’s address is 350 Indiana Street, Suite 750, Golden, CO 80901, and its telephone number is (303) 262-0678. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on The NASDAQ Capital Market

Our common stock is listed on The NASDAQ Capital Market under the symbol “LINK.” The Series A Preferred Stock is not listed on any securities exchange and there is no established trading market for these securities.

SELLING STOCKHOLDERS

Private Placement Financing

On October 21, 2021, we entered into a securities purchase agreement with investors pursuant to which we sold 120,000 shares of our 8.00% Series A Convertible Preferred Stock (the “Series A Preferred Stock”) at a price of $25.00 per share for gross proceeds to us of $3.0 million before placement agent fees and transaction expenses. Subsequently, on November 19, 2021, additional investors entered into the securities purchase agreement, to whom we sold an additional 80,000 shares of Series A Preferred Stock at a price of $25.00 per share for gross proceeds to us of $2.0 million before placement agent fees and transaction expenses. Each share of Series A Preferred Stock is convertible into 2.0 shares of our common stock. Each of the investors in the private placement is a selling stockholder.

In connection with the private placement, we entered into a registration rights agreement, dated as of October 22, 2021, with the selling stockholders, pursuant to which we agreed to register for resale by the selling stockholders the shares of common stock issuable upon conversion of the shares of Series A Preferred Stock purchased by the selling stockholders pursuant to the securities purchase agreement. We committed to file the registration statement no later than January 19, 2022 and to cause the registration statement to become effective no later than April 19, 2022. The registration rights agreement provides for liquidated damages upon the occurrence of certain events, including our failure to file the registration statement or cause it to become effective by the deadlines set forth above. The amount of liquidated damages payable to selling stockholder would be 0.5% of the aggregate amount invested by such selling stockholder for each 30-day period, or pro rata portion thereof, during which the default continues. We filed the registration statement of which this prospectus is a part with the SEC pursuant to the registration rights agreement.

Advisory Group Equity Services Ltd. acted as placement agent in the financing. For its services as placement agent, we paid Advisory Group Equity Services Ltd. a cash fee of $300,000 (representing 6% of the gross proceeds raised in the financing), and $10,000 for transaction expenses.

The investors in the private placement include affiliated entities of Todd Felte, which entities acquired shares of Series A Preferred Stock for their own account. Mr. Felte is an associated person of Advisory Group Equity Services Ltd.

Selling Stockholder Table

The following table sets forth for each selling stockholder, the name, the number and percentage of shares of common stock beneficially owned as of December 7, 2021, the maximum number of shares of common stock that may be offered pursuant to this prospectus and the number and percentage of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock, and is based upon information provided to us by each selling stockholder for use in this prospectus. The information presented in the table is based on 6,602,498 shares of our common stock outstanding on December 7, 2021.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Under these rules beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock that the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. For purposes of the table below, the shares of common stock issuable to a selling stockholder upon the conversion of shares of Series A Preferred Stock beneficially owned by such selling stockholder are deemed to be outstanding and to be beneficially owned by such selling stockholder but are not treated as outstanding for the purpose of computing the percentage ownership of any other selling stockholder.

	Shares Beneficially Owned		Maximum Number of Shares to be	Shares Beneficially Owned After the Sale of the Maximum Number of Shares
Name of Selling Stockholder	Number	Percentage	Sold Hereunder	Number	Percentage
Blueberry Investments, LLC (1)	2,000	*	2,000	0	-
Randy & KayDel Shelton as Joint Tenants with the Right of Survivorship (JTWROS) (2)	20,000	*	20,000	0	-
Richard J Freedman Trust DTD 07/16/2007 (3)	16,000	*	16,000	0	-
Kent D Baker Defined Benefit Plan (4)	8,000	*	8,000	0	-
Kent D Baker 401k Profit Sharing Plan (5)	2,000	*	2,000	0	-
James F. Felte & Elizabeth T. Felte JTWROS (6)	16,000	*	16,000	0	-
Theodore T. Purdy (7)	8,000	*	8,000	0	-
The Walter & Laura Whetstine Revocable Living Trust DTD 10/12/2010 (8)	8,000	*	8,000	0	-
James F. Felte Jr & Marta M. Carnicero JTWROS (9)	4,000	*	4,000	0	-
Dirk E. and Natalie B. Vandeventer Family Trust DTD 9/02/2020 (10)	16,000	*	16,000	0	-
StoneX Financial Inc C/F William D Pease Roth IRA (11)	12,000	*	12,000	0	-
Kurt D. Erickson (12)	2,000	*	2,000	0	-
Mark P. Mokoff (13)	4,000	*	4,000	0	-
John Navarro (14)	8,000	*	8,000	0	-
Michael Metz (15)	8,000	*	8,000	0	-
Edward W. Felte Jr Rev Trust (16)	64,000	*	64,000	0	-
Edward W Felte Jr Irrev Trust (17)	14,000	*	14,000	0	-
James C Molloy III & Charlene A Molloy JTWROS (18)	2,000	*	2,000	0	-
Ralph J Fratus Jr & Suzanne L Fratus JTWROS (19)	3,200	*	3,200	0	-
Kraig & Wendy Erickson JTWROS (20)	8,000	*	8,000	0	-
Dana W. Amato (21)	14,800	*	14,800	0	-
StoneX Financial Inc C/F Charles J Lesueur IRA(22)	2,000	*	2,000	0	-
StoneX Financial Inc C/F Kent D Erickson R/O IRA(23)	2,000	*	2,000	0	-
John C & Desiree A Coats Trust(24)	12,000	*	12,000	0	-
Johnston Family Trust(25)	8,000	*	8,000	0	-
E.T. Albany Living Trust(26)	12,000	*	12,000	0	-
Michele R. Manago(27)	10,000	*	10,000	0	-
Lee S. & Brianna M. Richardson JTWROS(28)	2,000	*	2,000	0	-
Walter Allen Ware(29)	2,000	*	2,000	0	-
Robert M. Olson(30)	8,000	*	8,000	0	-
Christian J. Vera(31)	8,000	*	8,000	0	-
Dean Amato(32)	8,000	*	8,000	0	-
McCall 2020 Investment Trust(33)	6,000	*	6,000	0	-
Ashley E Kendrick(34)	2,000	*	2,000	0	-
StoneX Financial Inc BENE IRA C/F Edward W. Felte Jr. Decd(35)	78,000	*	78,000	0	-
Total			400,000

*	Represents beneficial ownership of less than one percent.

(1)	Consists of shares of common stock issuable upon the conversion of 1,000 shares of Series A Preferred Stock held by this selling stockholder. Cristy Kadish exercises voting and investment authority over the shares held by this selling stockholder.

(2)	Consists of shares of common stock issuable upon the conversion of 10,000 shares of Series A Preferred Stock held by this selling stockholder.

(3)	Consists of shares of common stock issuable upon the conversion of 8,000 shares of Series A Preferred Stock held by this selling stockholder. Richard Joel Freedman exercises voting and investment authority over the shares held by this selling stockholder.

(4)	Consists of shares of common stock issuable upon the conversion of 4,000 shares of Series A Preferred Stock held by this selling stockholder. Kent D. Baker exercises voting and investment authority over the shares held by this selling stockholder.

(5)	Consists of shares of common stock issuable upon the conversion of 1,000 shares of Series A Preferred Stock held by this selling stockholder. Kent D. Baker exercises voting and investment authority over the shares held by this selling stockholder.

(6)	Consists of shares of common stock issuable upon the conversion of 8,000 shares of Series A Preferred Stock held by this selling stockholder.

(7)	Consists of shares of common stock issuable upon the conversion of 4,000 shares of Series A Preferred Stock held by this selling stockholder.

(8)	Consists of shares of common stock issuable upon the conversion of 4,000 shares of Series A Preferred Stock held by this selling stockholder. Walter Whetstine and Laura Whetstine exercise voting and investment authority over the shares held by this selling stockholder.

(9)	Consists of shares of common stock issuable upon the conversion of 2,000 shares of Series A Preferred Stock held by this selling stockholder.

(10)	Consists of shares of common stock issuable upon the conversion of 8,000 shares of Series A Preferred Stock held by this selling stockholder.

(11)	Consists of shares of common stock issuable upon the conversion of 6,000 shares of Series A Preferred Stock held by this selling stockholder.

(12)	Consists of shares of common stock issuable upon the conversion of 1,000 shares of Series A Preferred Stock held by this selling stockholder.

(13)	Consists of shares of common stock issuable upon the conversion of 2,000 shares of Series A Preferred Stock held by this selling stockholder.

(14)	Consists of shares of common stock issuable upon the conversion of 4,000 shares of Series A Preferred Stock held by this selling stockholder.

(15)	Consists of shares of common stock issuable upon the conversion of 4,000 shares of Series A Preferred Stock held by this selling stockholder.

(16)	Consists of shares of common stock issuable upon the conversion of 32,000 shares of Series A Preferred Stock held by this selling stockholder. Todd Felte exercises voting and investment authority over the shares held by this selling stockholder.

(17)	Consists of shares of common stock issuable upon the conversion of 7,000 shares of Series A Preferred Stock held by this selling stockholder. Todd Felte exercises voting and investment authority over the shares held by this selling stockholder.

(18)	Consists of shares of common stock issuable upon the conversion of 1,000 shares of Series A Preferred Stock held by this selling stockholder.

(19)	Consists of shares of common stock issuable upon the conversion of 1,600 shares of Series A Preferred Stock held by this selling stockholder.

(20)	Consists of shares of common stock issuable upon the conversion of 4,000 shares of Series A Preferred Stock held by this selling stockholder.

(21)	Consists of shares of common stock issuable upon the conversion of 7,400 shares of Series A Preferred Stock held by this selling stockholder.

(22)	Consists of shares of common stock issuable upon the conversion of 1,000 shares of Series A Preferred Stock held by this selling stockholder.

(23)	Consists of shares of common stock issuable upon the conversion of 1,000 shares of Series A Preferred Stock held by this selling stockholder.

(24)	Consists of shares of common stock issuable upon the conversion of 6,000 shares of Series A Preferred Stock held by this selling stockholder. John C. Coats and Desiree A Coats exercise voting and investment authority over the shares held by this selling stockholder.

(25)	Consists of shares of common stock issuable upon the conversion of 4,000 shares of Series A Preferred Stock held by this selling stockholder. Robert L. Johnston and Dana L. Johnston exercises voting and investment authority over the shares held by this selling stockholder.

(26)	Consists of shares of common stock issuable upon the conversion of 6,000 shares of Series A Preferred Stock held by this selling stockholder. Anthony Albany and Elaine Albany exercise voting and investment authority over the shares held by this selling stockholder.

(27)	Consists of shares of common stock issuable upon the conversion of 5,000 shares of Series A Preferred Stock held by this selling stockholder.

(28)	Consists of shares of common stock issuable upon the conversion of 1,000 shares of Series A Preferred Stock held by this selling stockholder.

(29)	Consists of shares of common stock issuable upon the conversion of 1,000 shares of Series A Preferred Stock held by this selling stockholder.

(30)	Consists of shares of common stock issuable upon the conversion of 4,000 shares of Series A Preferred Stock held by this selling stockholder.

(31)	Consists of shares of common stock issuable upon the conversion of 4,000 shares of Series A Preferred Stock held by this selling stockholder.

(32)	Consists of shares of common stock issuable upon the conversion of 4,000 shares of Series A Preferred Stock held by this selling stockholder.

(33)	Consists of shares of common stock issuable upon the conversion of 3,000 shares of Series A Preferred Stock held by this selling stockholder. Jordan Kanter exercises voting and investment authority over the shares held by this selling stockholder.

(34)	Consists of shares of common stock issuable upon the conversion of 1,000 shares of Series A Preferred Stock held by this selling stockholder.

(35)	Consists of shares of common stock issuable upon the conversion of 39,000 shares of Series A Preferred Stock held by this selling stockholder. Todd Felte exercises voting and investment authority over the shares held by this selling stockholder.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options, forward sales or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon for us by Stubbs Alderton & Markiles, LLP, Sherman Oaks, California.

EXPERTS

RBSM LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on RBSM LLP’s report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at https://www.sec.gov. Our Internet address is https://www.interlinkelectronics.com.

We also make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File Nos. 001-37659 and 000-21858):

•	our Annual Report on Form 10-K for our fiscal year ended December 31, 2020 (filed on March 17, 2021);

•	our Quarterly Reports on Form 10-Q for our quarters ended March 31, 2021 (filed on May 6, 2021), June 30, 2021 (filed on August 10, 2021) and September 30, 2021 (filed on November 4, 2021);

•	our Current Reports on Form 8-K, dated February 10, 2021 (filed on February 11, 2021); dated June 15, 2021 (filed on June 16, 2021); dated October 21, 2021 (filed on October 25, 2021); dated November 19, 2021 (filed on November 23, 2021); and dated November 24, 2021 (filed on December 1, 2021); and

•	the description of our common stock contained in our registration statement on Form 10, as filed with the SEC on August 4, 2020, including any amendments or reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus, including exhibits to these documents. You should direct any requests for copies to: Investor Relations, Interlink Electronics, Inc.,1 Jenner, Suite 200, Irvine, California 92618; telephone number (805) 484-8855.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions payable by the Registrant in connection with the offering of the securities being registered. All amounts are estimates, except the SEC registration fee.

SEC registration fee	$360
Accounting fees and expenses	10,000
Legal fees and expenses	19,000
Transfer Agent fees and expenses	3,000
Printing and related fees	2,000
Miscellaneous	640
Total	$35,000

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada Law

We are a Nevada corporation and subject to the provisions of the Nevada Revised Statutes, which govern indemnification of officers and directors and related matters.

Section 78.138 of the Nevada Revised Statutes provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of the Nevada Revised Statutes permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of the Nevada Revised Statutes permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the Nevada Revised Statutes further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of the Nevada Revised Statutes provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Articles of Incorporation

Our articles of incorporation provide that no director shall be personally liable to Interlink or its stockholders for monetary damages for conduct as a director, provided that the articles do not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Nevada Revised Statutes. No amendment to the Nevada Revised Statutes that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission that occurs prior to the effective date of the amendment.

Our articles of incorporation also provide that we must indemnify and hold harmless each of our directors and officers to the fullest extent not prohibited by the Nevada Revised Statutes, who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the company), by reason of the fact that such person is or was a director, officer, employee or agent of the company or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the company, or serves or served at the request of the company as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. We must pay for or reimburse the reasonable expenses incurred by any such current or former director or officer in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person’s good faith belief that the person is entitled to indemnification under our articles of incorporation and (ii) the person’s agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under our articles of incorporation.

Other Matters

Our policy is to enter into separate indemnification agreements with each of our directors and officers that provide the maximum indemnity allowed to directors and executive officers under the Nevada Revised Statutes and also to provide for certain additional procedural protections. We also maintain directors and officers insurance to insure such persons against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.	EXHIBITS.

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File Number	Exhibit	Filing Date
1.1	Form of Underwriting Agreement					(1)
3.1	Articles of Incorporation	10	000-21858	3.1	February 17, 2016
3.2	Bylaws	10	000-21858	3.2	February 17, 2016
3.3	Amendment to Bylaws	10	000-21858	3.3	February 17, 2016
3.4	Certificate of Designation of 8.00% Series A Convertible Preferred Stock	8-K	001-37659	3.1	October 25, 2021
3.5	Certificate of Amendment to Designation of 8.00% Series A Convertible Preferred Stock	8-K	001-37659	3.1	November 23, 2021
5.1	Opinion of Stubbs Alderton & Markiles, LLP					X
10.1	Securities Purchase Agreement, dated October 21, 2021, among the Registrant and the investors identified therein	8-K	001-37659	10.1	October 25, 2021
10.2	Registration Rights Agreement, dated October 22, 2021, among the Registrant and the investors identified therein	8-K	001-37659	10.2	October 25, 2021
23.1	Consent of RBSM LLP					X
23.2	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on signature page)					X

(1)	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on December 10, 2021.

INTERLINK ELECTRONICS, INC.

By:	/s/ Steven N. Bronson
Steven N. Bronson
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Steven N. Bronson and Ryan J. Hoffman, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Steven N. Bronson	Chief Executive Officer, President and Chairman of the	December 10, 2021
Steven N. Bronson	the Board of Directors (Principal Executive Officer)

/s/ Ryan J. Hoffman Ryan J. Hoffman	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	December 10, 2021
/s/ Maria N. Fregosi	Director	December 10, 2021
Maria N. Fregosi

/s/ Joy C. Hou	Director	December 10, 2021
Joy C. Hou

/s/ David J. Wolenski	Director	December 10, 2021
David J. Wolenski

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